UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 15, 2017

Asterias Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36646	46-1047971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)

(510) 257 5073
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2017, Asterias Biotherapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered offering by the Company directly to the Purchasers, an aggregate of 4,000,000 shares (the “Shares”) of Series A common stock, par value $0.0001 per share, of the Company (“Common Stock”), at an offering price of $2.60 per Share. The Common Stock was offered and will be issued pursuant to the Prospectus Supplement dated October 16, 2017 and a related prospectus dated January 13, 2017, which constitute a part of the Company’s effective shelf registration statement (File No. 333-215154) that was declared effective by the Securities and Exchange Commission on January 13, 2017.

On October 15, 2017, the Company entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Chardan Capital Markets, LLC (the “Placement Agent”) pursuant to which the Company engaged the Placement Agent as the sole placement agent in connection with the offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares. The Company agreed to pay the Placement Agent a placement agent fee in cash equal to 6% of the gross proceeds from the sale of the Shares sold in the offering, other than shares sold to certain investors that were referred by the Company with respect to which the fee shall be three percent (3%). The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The foregoing summaries of the Purchase Agreements and the Placement Agent Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Dentons US LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 7.01	Regulation FD Disclosure.

On October 16, 2017, the Company issued a press release announcing the registered direct offering described in Item 1.01 above.  A copy of the press release is furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Title

5.1	Opinion of Dentons US LLP regarding legality of securities being registered (including consent of such firm)

10.1	Form of Securities Purchase Agreement, dated October 16, 2017, by and between the Company and the Investors named thereto

10.2	2Placement Agent Agreement, dated October 15, 2017, by and between the Company and Chardan Capital Markets, LLC

23.1	Consent of Dentons US LLP (Included in Ex. 5.1)

99.1	Press Release of Asterias Biotherapeutics, Inc., dated October 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: October 16, 2017	By:	/s/ Ryan D. Chavez Chief Financial Officer and General Counsel